UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2004

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	033-02441-D (Commission File No.)	87-0638750 (IRS Employer Identification No.)

Room 3505-06, 35F Edinburgh Tower

The Landmark
15 Queen's Road Central
Hong Kong
(Address of principal executive offices)

852-2736-2111

Registrant's telephone number)

DRACO HOLDING CORPORATION

c/o Jump'n Jax, Inc.
511 East St. George Boulevard, Suite No. 3
St. George, Utah 84770
(Former Name or Former Address If Changed Since Last Report)

ITEM 1.        CHANGES IN CONTROL OF REGISTRANT

On April 30, 2004, the Company completed a share exchange (the "Exchange") with the stockholders of Hong Xiang Petroleum Group Limited, a British Virgin Islands corporation ("Hong Xiang") pursuant to the terms of an Agreement for Share Exchange, dated March 29, 2004. In the Exchange, the Company acquired all of the issued and outstanding stock of Hong Xiang in exchange for the issuance of 18,700,000 shares of its common stock.

The Exchange resulted in a change of control of the Company. Upon completion of the Exchange and the related share issuances, the Company has a total of 19,908,822 shares issued and outstanding, of which 18,700,000, or approximately 93.93%, are owned by persons who were previously stockholders of Hong Xiang.

In addition to completion of the Exchange, on April 30, 2004, the Company executed a Distribution Agreement with its wholly-owned subsidiary, Jump'n Jax, Inc., a Utah corporation ("Jump'n Jax, Inc.") pursuant to which the Company agreed to distribute all of the outstanding shares of Jump'n Jax, Inc., as a dividend to the shareholders of record of the Company as of March 8, 2004. Under the Distribution Agreement, the effective date of the dividend was also April 30, 2004.

MANAGEMENT

In connection with the Exchange, and following execution of the Distribution Agreement with respect to the outstanding shares of Jump'n Jax, Inc., Lane S. Clissold resigned as a director and as president and CEO of the Company, and Steven D. Moulton resigned as a director and as secretary/treasuruer and CFO of the Company. The remaining directors then appointed new officers and 3 new members of the board of directors. The following table sets forth the names and ages of the current officers and directors of the Company. The Company has not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole.

The directors and executive officers currently serving the Company are as follows:

Name	Age	Position
Wang Hong Jun	32	Director, Chairman of the Board
Loo Pak Hong (James)	54	CEO and Director
Wei Guo Ping	36	President and Director
Li Li Dong (Peter)	37	Chief Financial Officer and Director
Woo Chi Wai (Michael)	35	Secretary and Director

The directors named above will serve until the first annual meeting of the Company's stockholders following completion of the share exchange transaction, or until their successors have been appointed. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs.

Biographical Information

Wang Hong Jun

Mr. Wang, age 32, was appointed as a director of the Company in May, 2004, following completion of the share exchange transaction with Hong Xiang. From 1985 to 1987, Mr. Wang was a Researcher for Tai Quin Petroleum Institute at Jilin Province, the PRC, specializing in petroleum exploration and production matters. From 1989 to 1992, he was a Researcher at the State Economy Faculty of Jilin University. From 1992 to 2003, Mr. Wang worked for Jilin Oil Field and Drilling Company as an Executive with the responsibility in overseeing the operation and coordinating various projects. From November 2003 to present, he has been the Vice President of Hong Xiang Petroleum Group Limited.

Loo Pak Hong (James)

Mr. Loo, age 54, was appointed as a director and as CEO of the Company in May, 2004, following completion of the share exchange transaction with Hong Xiang. From June, 1998, to November, 2003, he was the General Manager of China Toll Bridge & Roads Limited (a Singapore listed company), and was responsible for the overall administration and accounting function of that company, including the handling of all finance-related matters such as financial and tax planning and financial forecasting. Prior to joining China Toll Bridges and Roads Company, he held management positions in several other companies in various industries, including insurance, healthcare and bio-technology. Mr. Loo is a Fellow of the Institute of Chartered Accountants in England and Wales and a Fellow of the Institute of Chartered Accountants in Australia. He holds a Master of Business Administration (MBA) degree from the City University, London.

Wei Guo Ping

Mr. Wei, age 36, was appointed as a director and as President of the Company in May, 2004, following completion of the share exchange transaction with Hong Xiang. From April 1991 to March 1997, Mr. Wei was the Executive Officer for the Government Office of Heilongjiang Province where he was responsible for evaluation and approval of business projects. From March 1997 to March 2002, he was General Manager of Shui Tak Chemical Company Limited and was responsible for handling day-to-day operations and strategic planning. From November 2003 to present, he has been President of Hong Xiang Petroleum Group Limited. Mr. Wei has a Bachelor degree from the Heilongjiang Petrochemical Institute.

Li Li Dong (Peter)

Mr Li, age 37, has been a director of the Company since March, 2004, and in May, 2004, following completion of the share exchange transaction with Hong Xiang, was also appointed as chief financial officer. He has business experience in corporate finance, securities research and capital markets. From 1988-1991, he worked in the investment department of China International Trust Investment Corporation. From 1991-1997, he was Deputy General Manager of the International Business Department of Bank of China Guangzhou Branch, Guangdong Province. From 1997-2000, he was Manager of the accounting department of China Foreign Trade Centre Group. From 2001 to the present he has been an Economic Research Officer for the China Development Institute. Mr. Li has a Bachelor of Economics and a Master of Economics degree from University of Zhongshan in China.

Woo Chi Wai (Michael).

Mr. Woo, age 35, has been a director of the Company since March, 2004, and in May, 2004, following completion of the share exchange transaction with Hong Xiang, was also appointed as secretary. He has seven years of corporate finance experience in various Australian and Chinese companies. From 1996-1999, he was Assistant Manager of the infrastructure projects department of China Construction Holdings Limited (an Australian listed company) From 1999-2000, he was Manager of infrastructure projects for China Toll Bridges & Roads Company (a Singapore listed company) From 2000-2003, he was investment manager of Asia Pacific Tobacco Company Limited.

THE BUSINESS

Forward Looking Statements

All statements contained in the following description of the business of the Company (which will be conducted through its wholly owned subsidiary, Hong Xiang) which are not statements of historical fact are what is known as "forward looking statements", which are basically statements about the future, and which for that reason, involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans", "intends", "will", "hopes", "seeks", "anticipates", "expects", "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of the plans and objectives of the management of the Company with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Such factors and future events include, but are not limited to, the factors and future events which are described throughout this description of the business of the Company.

Description of the Business

Hong Xiang is engaged in the extraction and production of crude oil. Its current operations are in a portion of the Jilin Quinan Oil Field which is located southwest of Quinan City in the Jilin Province of the Peoples Republic of China. The area in which Hong Xiang conducts operations is one of the portions of the Quinan Oil Field which, in 1999, was designated by the Jilin Petroleum Group for cooperative exploration and production. Hong Xiang has taken over an exclusive 20 year contract to produce oil from the designated portion of the Jilin Quinan Oil Field. Hong Xiang currently subcontracts all oil well drilling activities to third parties but has retained direct responsibility for well logging, drill-stem testing and core sampling. All crude oil produced from the production site is currently sold to the Jilin Refinery of PetroChina.

The designated portion of othe Jilin Quinan oil field in which Hong Xiang currently has the exclusive right to produce oil, is an area of approximately 8 square miles (approximately 20.7 square kilometers). The proven oil bearing area includes approximately 4.2 square miles (10.9 square kilometers), which contains proven oil reserves of approximately 3.55 million tons.

As of April, 2004, Hong Xiang has drilled 22 development wells and has 20 operating wells which are currently producing approximately 900 tons of oil per month. The ability of Hong Xiang to implement its business strategies will hinge on its ability to raise additional capital to fund its future exploration, drilling, development, and acquisition activities. However, the current development plan is to drill and put into production a total of approximately 61 wells in order to increase monthly production to approximately 3,800 tons. The full development plan calls for a total of 102 wells to be drilled and put into production over a period of approximately 4 years.

The estimated capital investment required to fully develop the area in which Hong Xiang has exclusive rights is approximately $23 million, and there is no assurance that Hong Xiang will be able to obtain the capital needed to fully implement its development plan.

As the Company's capital resources increase, it intends to seek to acquire additional extraction rights in other portions of the Quinan oil field or in other newly discovered areas.

PRINCIPAL SHARE OWNERSHIP

The following table sets forth, as of April 30, 2004 (immediately following the Exchange), stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company, as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person listed below has any options, warrant or other right to acquire additional securities of the Company except as may be otherwise noted.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Wei Guo Ping (1) c/o Room 3505-06, 35/F Edinburgh Tower The Landmark 15 Queen's Road Central Hong Kong	6,732,000	33.81%
Wang Hong Jun (1) c/o Room 3505-06, 35/F Edinburgh Tower The Landmark 15 Queen's Road Central Hong Kong	6,732,000	33.81%
Li Hong Jun c/o Room 3505-06, 35/F Edinburgh Tower The Landmark 15 Queen's Road Central Hong Kong	1,496,000	7.51%
Top Worth Assets Limited c/o Room 3505-06, 35/F Edinburgh Tower The Landmark 15 Queen's Road Central Hong Kong	3,715,000	18.66%
Woo Chi Wai (Michael) (1) c/o Room 3505-06, 35/F Edinburgh Tower The Landmark 15 Queen's Road Central Hong Kong	0	0
Li Li Dong (Peter) (1) c/o Room 3505-06, 35/F Edinburgh Tower The Landmark 15 Queen's Road Central Hong Kong	0	0
Loo Pak Hong (James) (1) c/o Room 3505-06, 35/F Edinburgh Tower The Landmark 15 Queen's Road Central Hong Kong	0	0
All officers and directors as a group (4 persons)	13,464,000	67.63%

(1) The person listed is currently an officer, a director, or both, of the Company.

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the terms of the Exchange Agreement, The Company acquired 100,000 shares of Hong Xiang common stock from the shareholders of Hong Xiang in the Exchange, representing all of Hong Xiang's issued and outstanding capital stock. Hong Xiang is now a wholly owned subsidiary of the Company, and the shares of Hong Xiang common stock represent the Company's most significant asset. The Company expects to continue, and expand, the existing business operations of Hong Xiang as our wholly owned subsidiary.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial statements of businesses acquired.

Audited financial statements of Hong Xiang Oil and Gas Development Co., Limited for the period ending December 31, 2003, are hereby attached.

(b)        Pro forma financial information.

Unaudited pro forma consolidated financial statements of the Company and Hong Xiang Oil and Gas Development Co. Limited as of the periods ending December 31, 2003 and March 31, 2004, are hereby attached.

(c)        The following exhibits are filed as part of this Current Report on Form 8K:

2.1        Agreement for Share Exchange, dated March 29, 2004, by and among Draco Holding Corporation, a Nevada corporation, Hong Xiang Petroleum Group Limited, a British Virgin Islands corporation, and the shareholders of Hong Xiang (incorporated by reference from Form 8K/A dated March 29, 2004 and filed on March 31, 2004 with the Securities and Exchange Commission).

2.2        Distribution Agreement, dated April 30, 2004, by and among Draco Holding Corporation, a Nevada corporation and Jump'n Jax, Inc., a Utah corporation (incorporated by reference from Form 8K dated April 30, 2004 and filed on May 14, 2004 with the Securities and Exchange Commission).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRACO HOLDING CORPORATION

By: /s/ MICHAEL WOO
Michael Woo, Secretary and Director

Date: July 12, 2004